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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF AQUANTIVE, INC.

                              AS OF MARCH 26, 2003


                                       State of Incorporation or Country
  Subsidiary                             in Which Subsidiary Organized
----------------                       ---------------------------------
i-FRONTIER, Inc.                                Pennsylvania
Atlas DMT LLC                                   New York
Avenue A LLC                                    New York